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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Bucyrus International, Inc. on Form S-4 of our report dated April 10, 1995, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Independent Auditors" in such Prospectus.



DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

October 30, 1997